Exhibit 11
                           DETECTION SYSTEMS, INC.
                      COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share data)


   Three Months Ended December 31,              1998        1997
                                                ----        ----

   Net income                                 $1,231      $  (76)
                                               =====       =====
   Weighted average number of shares           6,328       6,048
                                               =====       =====
   Basic earnings per share                    $0.19      $(0.01)
                                               =====       =====
   Shares attributable to deferred
    compensation plans and stock
    options and warrants                         504
                                                ====        ====
   Diluted earnings per share:                 $0.18      $(0.01)
                                                ====        ====



   Nine Months Ended December 31,               1998        1997
                                                ----        ----

   Net income                                 $3,293      $1,730
   Plus: amortization of redeemable stock                     12
                                               -----       -----
   Income available to common stockholders    $3,293      $1,742
                                               =====       =====
   Weighted average number of shares           6,313       5,165
                                               =====       =====
   Basic earnings per share                    $0.52       $0.34
                                               =====       =====
   Shares attributable to deferred
    compensation plans and stock
    options and warrants*                        513         398
                                                ====        ====
   Diluted earnings per share:                 $0.48       $0.31
                                                ====        ====




   * Due to losses incurred in the third quarter for the period ended December 31, 1997, the effect of shares attributed to options, warrants and deferred compensation was reduced by 195,236 in arriving at the year-to-date weighted average number of shares included in diluted earnings per share, to avoid anti-dilution.